  As filed with the Securities and Exchange Commission on February 25, 2000

                                                 Registration No. 333-__________




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ________________________

                                COORSTEK, INC.
            (Exact name of registrant as specified in its charter)

          Delaware                                         84-0178380
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                         16000 Table Mountain Parkway
                            Golden, Colorado 80403
         (Address of Principal Executive Offices, including zip code)

                           ________________________

                  COORSTEK, INC. EMPLOYEE STOCK PURCHASE PLAN

                COORSTEK, INC. STOCK OPTION AND INCENTIVE PLAN

                  COORSTEK, INC. SAVINGS AND INVESTMENT PLAN

                          (Full titles of the Plans)
                           ________________________

  Katherine A. Resler, Esq.                                Copy to:
General Counsel and Secretary                        Whitney Holmes, Esq.
       CoorsTek, Inc.                               Hogan & Hartson L.L.P.
16000 Table Mountain Parkway                 1200 Seventeenth Street, Suite 1500
   Golden, Colorado 80403                           Denver, Colorado 80202
       (303) 271-7100                                   (303) 899-7300

 (Name, address and telephone number, including area code, of agent for service)
                           ________________________

                        CALCULATION OF REGISTRATION FEE

                                                      Amount    Proposed maximum    Proposed maximum      Amount of
               Title of securities                    to be      offering price    aggregate offering   registration
                 to be registered                   Registered    per share (1)         price (1)          fee (1)

Common stock, par value $.01 per share (2)           4,500,000          $18.6875          $84,093,750     $22,200.75

In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the CoorsTek, Inc. Savings and Investment Plan described herein.

(1) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933 solely for purposes of calculating the amount of registration fee.

(2) The Registrant is registering 1,000,000 shares of its common stock, par value $.01 per share ("Common Stock"), for issuance pursuant to its Employee Stock Purchase Plan, 2,500,000 shares of its Common Stock for issuance pursuant to its Stock Option and Incentive Plan and 1,000,000 shares of its Common stock for issuance pursuant to its Savings and Investment Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in Part I will be sent or given to eligible persons participating in the CoorsTek, Inc. Employee Stock Purchase Plan (the "ESPP"), the CoorsTek, Inc. Stock Option and Incentive Plan (the "SOP"), and the CoorsTek, Inc. Savings and Investment Plan (the "S&I Plan"), as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). (The ESPP, the SOP and the S&I Plan are collectively referred to herein as the "Plans.") In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by
Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information

         If participants in the Plans call or write to Katherine A. Resler, Esq., General Counsel and Secretary, CoorsTek, Inc., 16000 Table Mountain Parkway, Golden, Colorado 80403, (303) 271-7100, we will provide them with copies of the documents incorporated by reference in Item 3 of Part II of this registration statement and other documents required to be delivered to participants in the Plans pursuant to Rule 428(b) under the Securities Act, without charge. The documents incorporated by reference in Item 3 of Part II of this registration statement are incorporated by reference in the Section 10(a) prospectus.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         CoorsTek, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the Registrant's effective registration statement, as amended, on Form 10 filed on October 6, 1999 under the Securities Exchange Act of 1934 (the "Exchange Act") filed by it with the Commission.

         In addition, all documents filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports.

Item 4.  Description of Securities

         Not applicable (the Common Stock is registered under Section 12 of the Exchange Act).

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. Article 6 of the Registrant's Bylaws provides that the Registrant, to the full extent permitted by Section 145 of the DGCL, shall indemnify all past and present directors or officers of the Registrant and may indemnify all past or present employees or other agents of the Registrant. To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article 6, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Registrant against actually and reasonably incurred expenses (including attorneys' fees) in connection therewith. Such expenses may be paid by the Registrant in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification. As permitted by Section 102(b)(7) of the DGCL, Section 6.5 of the Registrant's

Certificate of Incorporation provides that no director of the Registrant shall be liable to the Registrant for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends on or redemption of the Registrant's capital stock, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant maintains a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

Exhibit
No.       Exhibit
---       -------
4.1       Certificate of Incorporation
          (incorporated by reference to Exhibit 3.1 to the registrant's registration statement on Form 10/A2 filed with the Commission Commission on December 14, 1999)

4.2       Form of Rights Agreement
          (incorporated by reference to Exhibit 4.1 to the registrant's registration statement on Form 10/A2 filed with the Commission Commission on December 14, 1999)

5         Opinion of Hogan & Hartson L.L.P.

23.1      Consent of Independent Accountants

23.2 Consent of Hogan & Hartson L.L.P. (contained in its legality opinion filed as Exhibit 5)

24        Power of Attorney

Item 9.  Undertakings

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 25th day of February, 2000.

                              COORSTEK, INC., a Delaware corporation


                              By: /s/ John K. Coors
                                 ------------------
                                  John K. Coors,
                                  President

Signature                                          Title
---------                                          -----

      *                     Chairman and Chief Executive Officer and Director
------------------------
Joseph Coors, Jr.


/s/ John K. Coors           President and Director
------------------------
John K. Coors

      *                     Chief Financial Officer
------------------------
Joseph G. Warren, Jr.

      *                     Director
------------------------
David A. Coulter

      *                     Director
------------------------
John E. Glancy

      *                     Director
------------------------
John Markle, III

      *                     Director
------------------------
Donald E. Miller

      *                     Director
------------------------
Kimberly S. Patmore

      *                     Director
------------------------
Robert L. Smialek

* By: /s/ John K. Coors
      -----------------
      John K. Coors
      as attorney-in-fact

                                   SIGNATURES

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the CoorsTek, Inc. Savings and Investment Plan Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on this 25th day of February, 2000.

                              COORSTEK, INC. SAVINGS
                              AND INVESTMENT PLAN


                              By: /s/ Joseph G. Warren, Jr.
                                  -------------------------
                                  Joseph G. Warren, Jr.
                                  Chairman of the CoorsTek, Inc. Savings
                                  and Investment Plan Committee,
                                  as Plan Administrator

                                 EXHIBIT INDEX

Exhibit
No.                Exhibit
---                -------------------------------------------------------------
4.1                Certificate of Incorporation
                   (incorporated by reference to Exhibit 3.1 to the registrant's registration statement on Form 10/A2 filed with the Commission on December 14, 1999)

4.2                Form of Rights Agreement
                   (incorporated by reference to Exhibit 4.1 to the registrant's registration statement on Form 10/A2 filed with the Commission on December 14, 1999)

5                  Opinion of Hogan & Hartson L.L.P.

23.1               Consent of Independent Accountants

23.2 Consent of Hogan & Hartson L.L.P. (contained in its legality opinion filed as Exhibit 5)

24                 Power of Attorney